SLM Student Loan Trust 2001-3 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		08/02/2001	03/31/2005	06/30/2005

	Principal Balance		$1,452,423,203.78	$450,683,824.85	$392,468,034.56
	Interest to be Capitalized Balance		50,255,730.59	5,945,578.62	4,789,835.63

	Pool Balance		$1,502,678,934.37	$456,629,403.47	$397,257,870.19
	Specified Reserve Account Balance		3,756,697.00	- N/A -	- N/A -

	Adjusted Pool (1)		$1,506,435,631.37	$456,629,403.47	$397,257,870.19

	Weighted Average Coupon (WAC)		7.86%	3.34%	3.36%
	Weighted Average Remaining Term		127.34	108.40	106.97
	Number of Loans		371,362	147,008	131,496
	Number of Borrowers		174,574	75,350	67,886

	Since Issued CPR			21.70%	23.46%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1T	78442GCZ7	$—		$—
	A1L	78442GCY0	$—		$—
	A2L	78442GDA1	$410,454,403.47		$351,082,870.19
	B	78442GDC7	$46,175,000.00		$46,175,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$1,502,679.00		$1,502,679.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$456,629,403.47		$397,257,870.19
	Total Notes		$456,629,403.47		$397,257,870.19
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	8,314,174.25
	Guarantor Principal	4,104,412.24
	Consolidation Activity Principal	47,825,706.48
	Seller Principal Reimbursement	(4,938.10)
	Servicer Principal Reimbursement	355.44
	Rejected Claim Repurchased Principal	15,859.12
	Other Principal Deposits	17,747.58

	Total Principal Receipts	$60,273,317.01

B	Student Loan Interest Receipts
	Borrower Interest	1,346,299.27
	Guarantor Interest	164,057.22
	Consolidation Activity Interest	563,457.39
	Special Allowance Payments	2,258,746.98
	Interest Subsidy Payments	665,638.91
	Seller Interest Reimbursement	200.50
	Servicer Interest Reimbursement	20,951.87
	Rejected Claim Repurchased Interest	1,232.25
	Other Interest Deposits	165,812.01

	Total Interest Receipts	$5,186,396.40

C	Interest Rate Swap Proceeds	$—

D	Investment Income	$313,920.53

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$51,229.08
	Less: Funds Previously Remitted:
	Servicing Fees	$(663,009.98)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(663,009.98)

J	AVAILABLE FUNDS	$65,161,853.04

K	Non-Cash Principal Activity During Collection Period	$(2,057,526.72)

L	Non-Reimbursable Losses During Collection Period	$1,206.90

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$25,631.78

N	Aggregate Loan Substitutions	$—

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

III. 2001-3 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	2.82%	6,934	$23,837,824.65	6.074%	2.82%	11,654	$40,934,268.85	9.083%

	GRACE	2.82%	3,855	$13,437,261.02	3.424%	2.82%	2,877	$9,164,092.50	2.033%

	DEFERMENT	2.94%	23,557	$76,587,127.68	19.514%	2.95%	27,701	$91,232,045.84	20.243%

REPAYMENT:	CURRENT	3.56%	66,000	$167,176,182.93	42.596%	3.56%	70,545	$184,424,086.89	40.921%

	31-60 DAYS DELINQUENT	3.56%	4,619	$14,252,102.49	3.631%	3.55%	4,204	$13,142,238.16	2.916%

	61-90 DAYS DELINQUENT	3.55%	2,642	$8,739,089.02	2.227%	3.60%	2,849	$9,536,966.53	2.116%

	91-120 DAYS DELINQUENT	3.53%	1,915	$6,410,296.69	1.633%	3.50%	2,057	$7,019,640.72	1.558%

	> 120 DAYS DELINQUENT	3.55%	5,571	$18,979,450.30	4.836%	3.56%	6,091	$20,568,315.99	4.564%

	FORBEARANCE	3.53%	15,567	$60,473,587.42	15.409%	3.53%	18,039	$71,717,649.71	15.913%

	CLAIMS IN PROCESS	3.55%	826	$2,549,753.84	0.650%	3.62%	982	$2,908,088.24	0.645%

	AGED CLAIMS REJECTED	3.49%	10	$25,358.52	0.006%	3.59%	9	$36,431.42	0.008%

TOTAL			131,496	$392,468,034.56	100.00%		147,008	$450,683,824.85	100.00%

*	Percentages may not total 100% due to rounding

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 2001-3 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$397,257,870.19	$456,629,403.47
Total # Loans	131,496	147,008
Total # Borrowers	67,886	75,350
Weighted Average Coupon	3.36%	3.34%
Weighted Average Remaining Term	106.97	108.40
Non-Reimbursable Losses	$1,206.90	$603.07
Cumulative Non-Reimbursable Losses	$917,746.54	$916,539.64
Since Issued CPR	23.46%	21.70%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$17,091.37	$11,510.54
Cumulative Rejected Claim Repurchases	$235,582.47	$218,491.10
Cumulative Claims Filed	$57,019,565.09	$52,417,704.75
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$2,891,680.60	$3,206,470.03
Interest Subsidy Payments Accrued	$599,507.65	$659,850.29
Special Allowance Payments Accrued	$2,369,035.87	$2,252,278.44

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 2001-3 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	3.37%	88,988	$242,219,355.32	61.717%
	- GSL - Unsubsidized	3.30%	41,341	146,366,586.99	37.294%
	- PLUS Loans	4.76%	716	2,319,447.24	0.591%
	- SLS Loans	5.30%	451	1,562,645.01	0.398%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	3.36%	131,496	$392,468,034.56	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	3.35%	106,080	$338,625,349.15	86.281%
	- Two Year	3.35%	20,554	43,002,487.84	10.957%
	- Technical	3.50%	4,862	10,840,197.57	2.762%
	- Other	0.00%	0	0.00	0.000%

	Total	3.36%	131,496	$392,468,034.56	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			2,891,680.60
	Interest Subsidy Payments Accrued			$599,507.65
	Special Allowance Payments Accrued			$2,369,035.87
	Investment Income			$313,920.53

	Net Expected Interest Collections			$6,174,144.65
	Accrual Daycount Fraction			0.252777778
	Primary Servicing Fee			$976,906.84
	Admin Fee			$20,000.00
	Swap Fees			$8,656.94
	Pool Balance at Beginning of Collection Pd			$456,629,403.47
	Student Loan Rate			4.47784%

*     Percentages may not total 100% due to rounding.

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 2001-3 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$65,161,853.04
A	Primary Servicing Fee	$313,896.86	$64,847,956.18
B	Administration Fee	$20,000.00	$64,827,956.18
C	Swap Fees	$8,656.94	$64,819,299.24
D	Class A Noteholders’ Interest Distribution Amount	$3,403,776.71	$61,415,522.53
E	Class B Noteholders’ Interest Distribution Amount	$421,433.24	$60,994,089.29
F	Class A Noteholders’ Principal Distribution Amount	$59,371,533.28	$1,622,556.01
G	Class B Noteholders’ Principal Distribution Amount	$—	$1,622,556.01
H	Reserve Account Reinstatement	$—	$1,622,556.01
I	Swap Payment Reimbursement	$—	$1,622,556.01
J	Carryover Servicing Fee	$—	$1,622,556.01
K	Excess Distribution	$1,622,556.01	$—

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2001-3 Distributions

A	Note Distribution Amounts	A2L	B

	Cusip/Isin	78442GDA1	78442GDC7
	Beginning Balance	$410,454,403.47	$46,175,000.00
	Index	LIBOR	LIBOR
	Spread/Fixed Rate	0.12%	0.45%
	Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
	Accrual Period Begin	4/25/2005	4/25/2005
	Accrual Period End	7/25/2005	7/25/2005
	Daycount Fraction	0.25277778	0.25277778
	Interest Rate	3.28063%	3.61063%
	Accrued Interest Factor	0.008292704	0.009126870
	Current Interest Due	$3,403,776.71	$421,433.24
	Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Total Interest Due	$3,403,776.71	$421,433.24
	Interest Paid	$3,403,776.71	$421,433.24
	Interest Shortfall	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Current Interest Carryover Due	$—	$—
	Interest Carryover Paid	$—	$—
	Unpaid Interest Carryover	$—	$—
	Principal Paid	$59,371,533.28	$—
	Ending Principal Balance	$351,082,870.19	$46,175,000.00
	Paydown Factor	0.086296837	0.000000000
	Ending Balance Factor	0.510300803	1.000000000

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2001-3 Distributions (contd)

B	Interest Rate Swaps

		A2L	B

	Student Loan Rate	4.47784%	4.47784%
	Interest Rate Excess Over Student Loan Rate	0.00000%	0.00000%

	Swap Counterparty	BANK OF AMERICA NA	BANK OF AMERICA NA
	Swap Notional	$205,227,201.74	$23,087,500.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.00750%	0.00750%
	Swap Fees Due Counterparty	$3,890.77	$437.70
	Swap Fees Paid Counterparty	$3,890.77	$437.70
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

	Swap Counterparty	MERRILL LYNCH CAPITAL SERVICES	MERRILL LYNCH CAPITAL SERVICES
	Swap Notional	$205,227,201.73	$23,087,500.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.00750%	0.00750%
	Swap Fees Due Counterparty	$3,890.77	$437.70
	Swap Fees Paid Counterparty	$3,890.77	$437.70
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 2001-3 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$456,629,403.47
	Current Adjusted Pool Balance	$397,257,870.19
	Current Principal Due	$59,371,533.28
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$59,371,533.28

	Principal Paid	$59,371,533.28
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,502,679.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	1,622,556.01

	Balance Available	$3,125,235.01
	Required Reserve Acct Balance	$1,502,679.00
	Release to Excess Distribution Certificateholder	$1,622,556.01
	Ending Reserve Account Balance	$1,502,679.00

Page 9 of 9	Trust 2001-3 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005